Exhibit 99.5

PROXY CARD

FOR THE

SHAREHOLDERS MEETING

OF FAT PROJECTS ACQUISITION CORP

[DATE]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FAT PROJECTS ACQUISITION CORP

The undersigned appoints David Andrada, Tristan Lo, and Nils Michaelis (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of the common stock of Fat Projects Acquisition Corp (“Fat Projects”) held of record by the undersigned on [●] at the special meeting of the shareholders of Fat Projects (“Shareholders Meeting”) to be held on [●], 2023, at [●] AM Eastern time via live webcast at https://www.cstproxy.com/fatprojects/2022 or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said Shareholders Meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2, 3, 4, AND 5. Each of the \Business Combination Proposal, the Articles Amendment Proposal, the Share Issuance Proposal, and the Incentive Plan Proposal are cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, AND 5. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

(1)	The Business Combination Proposal — To approve the Business Combination Agreement dated August 26, 2022, as amended pursuant to Amendment No. 1 dated as of October 3, 2022 (as amended or supplemented from time to time) by and between Fat Projects and Avanseus Holdings Pte. Ltd., a Singapore private company limited by shares, to approve the other transaction documents, and to approve the transactions contemplated thereunder.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(2)

The Articles Amendment Proposal — To approve and adopt the Amended and Restated Memorandum and Articles of Association of Fat Projects in the form attached as Annex B to Fat Projects’ proxy statement/prospectus for the Shareholders Meeting.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(3)

The Share Issuance Proposal — To approve, for purposes of complying with Nasdaq Listing Rules 5635(a), (b), and (d), the issuance of [●] Fat Projects Class A Ordinary Shares and [●] Fat Projects Series A Convertible Preference Shares pursuant to the share exchange to be completed in conjunction with the business combination.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(4)

The Incentive Plan Proposal — To approve the Avanseus Holdings Corporation 2022 Equity Incentive Plan, including the issuance of restricted share awards for up to 2,000,000 Fat Projects Class A Ordinary Shares under the incentive plan.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(5)

The Adjournment Proposal — To approve the adjournment of the Shareholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Articles Amendment Proposal, the Share Issuance Proposal, or the Incentive Plan Proposal.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

SHAREHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the ordinary shares of Fat Projects owned by me. I further certify that I am not exercising Redemption Rights with respect to 15% or more of the shares of common stock of Fat Projects owned by me.	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Please sign exactly as name(s) appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.